Exhibit 5


                          PITNEY, HARDIN, KIPP & SZUCH


                                                              August 23, 1996


HUBCO, Inc.
1000 MacArthur Boulevard
Mahwah, NJ  07430
Attn: Kenneth T. Neilson, Chairman, President and Chief Executive Officer

                  Re:      Merger of Westport Bancorp,  Inc. With and
                           into HUBCO, Inc.
                           ---------------------------------------------

Ladies and Gentlemen:

                  We have acted as counsel to HUBCO, Inc. ("HUBCO") in connection with its proposed issuance of common stock, no par value (the "Common Stock"), and Series B Convertible Preferred Stock (the "Preferred Stock") pursuant to the Agreement and Plan of Merger among HUBCO, Westport Bancorp, Inc., and The Westport Bank & Trust Company, dated June 21, 1996. The Common Stock and the Preferred Stock are being registered pursuant to a Registration Statement on Form S-4 (the "Registration Statement") being filed with the Securities and Exchange Commission on the date hereof.

                  We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-laws of HUBCO as currently in effect, relevant resolutions of the Board of Directors of HUBCO, and such other documents as we have deemed necessary or appropriate in order to express the opinion set forth in this letter.

                  Based on the foregoing and assuming that the Registration Statement has been declared effective under the Securities Act of 1933, as amended, we are of the opinion that when issued as described in the Registration Statement, including the Prospectus relating to the Common Stock and the Preferred Stock (the "Prospectus"), the Common Stock and the Preferred Stock will be legally issued, fully paid and non-assessable.

                  We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinion" in the Prospectus.


                                                 Very truly yours,



                                                 PITNEY, HARDIN, KIPP & SZUCH